                                                                   Exhibit 10.12
                             EMPLOYMENT AGREEMENT

This Agreement is made and entered into by and between FTP Software, Inc., a Massachusetts corporation (the "Company"), and Glenn C. Hazard ("Employee"), effective as of the 29th day of July, 1996 (the "Effective Date").

In consideration of the mutual promises, terms and conditions set forth in this Agreement, the parties hereby agree as follows:

1.   Employment.  Subject to the terms and conditions set forth in this
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Agreement, the Company hereby offers and Employee hereby accepts employment.

2.   Term.  Subject to earlier termination pursuant to Section 5, the term of
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Employee's employment hereunder (the "Term") shall be one year, commencing on the Effective Date. The Term may be renewed or extended only by a written agreement signed by both Employee and an expressly authorized representative of the Company; provided, however, that if a Change of Control (as defined in Section 5) occurs, the then-current Term shall be automatically extended so that the remainder of the Term is not less than twelve (12) full calendar months from the date of the Change of Control.

3.   Duties; Conflicting Interests.  During the Term, Employee agrees to serve
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the Company as its President and Chief Operating Officer or in such other executive position as the Board of Directors of the Company (the "Board") may designate from time to time with Employee's consent, it being understood that the designation of Employee as Chief Executive Officer in lieu of Chief Operating Officer shall not affect, or be affected by, any of the terms of this Agreement. In addition, and without further compensation, Employee shall serve as a director and/or officer of one or more of the Company's Affiliates (as hereafter defined) if so elected or appointed from time to time. Employee shall, on a full-time basis, perform such duties and responsibilities for the Company and its Affiliates as are intrinsic to Employee's position and status with the Company or as may otherwise reasonably be designated from time to time by the Board or by the Chairman of the Company (the "Chairman") or any designees of the Chairman. Employee shall devote his best efforts, business judgment, skill and knowledge exclusively to the advancement of the business and interests of the Company and its Affiliates. Employee shall not engage in any other business activity (whether or not such business activity is pursued for gain, profit or other pecuniary advantage) or serve on any other board of directors or in any industry, trade, professional, governmental or academic position during the term of this Agreement, except as may be expressly approved in advance in writing by the Board or the Chairman, which approval shall not be unreasonably withheld, delayed or conditioned.

     For the purposes of this Agreement, the term "Affiliates" shall mean all persons and entities directly or indirectly controlling, controlled by or under common control with the Company, where control may be by either management authority or equity interest.

4.   Compensation and Benefits.
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     a.   Base Salary.  During the Term, the Company shall pay Employee a base
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salary at the rate of Two Hundred and Seventy-Five Thousand Dollars ($275,000) per annum, payable in accordance with the payroll practices of the Company and subject to adjustment from time to time by the Board in its sole discretion. Such base salary, as adjusted from time to time, is referred to as the "Base Salary."

     b.   Cash Incentive and Bonus Compensation.  If a cash incentive or bonus
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compensation plan is made available to executives of the Company generally and Employee is not then covered by any other cash incentive or bonus compensation plan, Employee shall be entitled during the Term to participate in such plan (if any) in accordance with the plan's then current terms. Any compensation paid to Employee under such an incentive or bonus compensation plan (hereafter, "Bonus") shall be in addition to the Base Salary. Except as otherwise provided under the terms of such incentive or bonus compensation plan or this Agreement, any Bonus payable to Employee shall be pro-rated during Employee's first and last year of service as an executive officer of the

Company, provided, in each case, that Employee has been employed for at least three (3) months of the twelve (12) month period on which the cash incentive or bonus compensation plan is based.

          In addition, Employee shall be paid a cash bonus of Sixty-Two Thousand Dollars ($62,000) for the year ended December 31, 1996, which shall be paid by the Company to Employee within forty-five (45) days following the end of such year.

     c.   Stock Options.  Upon a "Change of Control," as hereafter defined, any
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and all stock options granted to Employee by the Company and not yet exercised, expired, surrendered or canceled shall automatically vest and become exercisable in full, but shall remain exercisable only in accordance with the terms of any applicable stock option plan, certificate or agreement.

     d.   Other Benefits.  During the term hereof, Employee shall be entitled to
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participate in any and all employee benefit plans from time to time in effect for employees of the Company generally, except to the extent such plans are in a category of benefit otherwise provided to Employee. Such participation shall be subject to the terms of the applicable plan documents and generally applicable Company policies.

     e.   Relocation.  The Company agrees to reimburse Employee for Employee's
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expenses in relocating from Ohio to Massachusetts as described in, and in accordance with and subject to, the terms of the letter agreement of even date herewith between the Company and Employee (as amended from time to time, the "Relocation Agreement"). Employee agrees that if he voluntarily terminates his employment with the Company, other than for Good Reason (as hereinafter defined), before the first anniversary of the date Employee commenced his employment with the Company, Employee shall promptly reimburse the Company for all payments made by the Company pursuant to the Relocation Agreement and this
Section 4.e.

5.   Termination of Employment and Severance Benefits.  Notwithstanding the
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provisions of Section 2, Employee's employment hereunder shall terminate prior to the expiration of the Term under the following circumstances.

     a.   Death.  In the event of Employee's death, Employee's employment
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hereunder shall immediately and automatically terminate and the Company shall pay to Employee's designated beneficiary or, if none, to Employee's estate, a sum equal to three (3) months' Base Salary plus any Bonus due Employee, pro-rated through the date of Employee's death.

     b.   Disability.
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          i. The Company may terminate Employee's employment hereunder, upon written notice to Employee, if Employee becomes disabled (whether physically or mentally) and, as a result, is unable to perform substantially all of his duties and responsibilities hereunder for any 180 (whether or not consecutive) days during any period of 365 consecutive calendar days.

          ii. Notwithstanding that someone else may be performing Employee's tasks while Employee is disabled, Employee shall continue to receive the Base Salary in accordance with Section 4.a and benefits in accordance with Section 4.d to the extent permitted by the then-current terms of the applicable benefit plans, until Employee becomes eligible for disability income benefits under the Company's disability income plan or until the termination of Employee's employment, whichever occurs first. While receiving disability income payments under the Company's disability income plan, Employee shall not be entitled to receive any Base Salary under Section 4.a, but shall continue to participate in Company benefit plans in accordance with Section 4.d (to the extent permitted by the then-current terms of such plans) until the termination of Employee's employment.

          iii. If any question arises as to whether during any period Employee is disabled so as to be unable to perform substantially all of his duties and responsibilities hereunder, Employee, at the request of the Company, shall submit to a medical examination by a physician reasonably selected by the Company to determine whether Employee is so disabled and such determination shall for the purposes of this Agreement be conclusive of the issue. If such question arises and Employee fails to submit to such medical examination, the Company's determination of the issue shall be binding on Employee.

     c.   By the Company for Cause.  The Company may terminate Employee's
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employment hereunder for Cause at any time upon written notice to Employee setting forth in reasonable detail the nature of such Cause. The following, as determined by the Board, shall constitute Cause for termination by the Company:

          i. Employee's willful failure to perform (other than by reason of disability), or gross negligence in the performance of, Employee's duties and responsibilities to the Company or any of its Affiliates; or

          ii. Material breach by Employee of any provision of this Agreement or the Employee Confidentiality and Inventions Agreement dated as of May 9, 1996 between the Company and Employee (the "Confidentiality and Inventions Agreement"); or

          iii. Fraud, embezzlement or other material dishonesty on the part of Employee with respect to the Company or any of its Affiliates or conviction of or plea of nolo contendere by Employee to a felony or any crime involving moral turpitude; or

          iv. Willful failure of Employee to meet specific performance criteria, reasonably appropriate to Employee's position, as such criteria are approved by the Board or the Chairman from time to time.

Upon the giving of notice of termination of Employee's employment hereunder for Cause, the Company shall have no further obligation or liability to Employee, other than for Base Salary earned and unpaid at the date of termination.

     For purposes of this Agreement, no act, or failure to act, on Employee's part shall be considered "willful" unless such act, or failure to act, was not in good faith and was without reasonable belief that Employee's action or omission was in the best interest of the Company.

     d.   By the Company Other than for Cause.  The Company may terminate
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Employee's employment hereunder other than for Cause at any time upon written notice to Employee. If such termination occurs either before or after a Change of Control Period (as defined in Section 5.g) and provided that Employee executes a release of claims in the form attached hereto and marked "A" (the "Employee Release") and does not revoke the same within the period stated in Employee Release, then the Company shall (i) pay Employee, within ten (10) business days after such termination, a lump sum payment equal to twelve (12) months' Base Salary at the rate in effect on the date of termination and (ii) shall pay the full cost of Employee's continued participation in the Company's group health and dental insurance plans for so long as Employee remains entitled to continue such participation under the federal law known as "COBRA" or any successor law and the applicable plan terms.

     e.   By Employee for Good Reason.  Employee may terminate employment
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hereunder for Good Reason at any time upon written notice to the Company setting forth in reasonable detail the nature of such Good Reason. The following shall constitute Good Reason for termination by Employee:

          i. Failure of the Company to continue Employee in the position of President of the Company and in the position of either Chief Operating Officer or Chief Executive Officer of the Company or in such other position to which Employee may subsequently be assigned with Employee's consent; or

          ii. Material diminution in the nature or scope of Employee's responsibilities, duties or authority; provided, however, that the Company's failure to continue Employee in the position of director or officer of any of its Affiliates and any diminution of the business of the Company or any of its Affiliates, including without limitation the sale or transfer of any or all of the assets of the Company or any of its Affiliates, shall not constitute "Good Reason"; or

          iii. Permanent transfer of Employee, without Employee's consent, to a work site located such that Employee's commute to and from work is more than fifty (50) miles each way; or

          iv. A decrease in the Base Salary of more than fifteen percent (15%) or the material failure of the Company to provide Employee benefits in accordance with the terms of Section 4.b or 4.d hereof.

In the event of termination in accordance with this Section 5.e, the Company shall provide Employee pay and benefits in accordance with Section 5.d, provided that Employee executes the Employee Release and does not revoke the same within the period stated in the Employee Release.

     f.   By Employee Other than for Good Reason.  Employee may terminate
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employment hereunder at any time upon thirty (30) days' prior written notice to the Company.

     g.   Upon a Change of Control.
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          i. If a Change of Control occurs and if on the date of, or within one year following, such Change of Control (a "Change of Control Period"), the Company terminates Employee's employment with the Company other than for Cause or Employee terminates his employment with the Company for Good Reason and, in either event, Employee executes the Employee Release and does not revoke the same within the period stated in the Employee Release, then, in lieu of any payments to or on behalf of Employee under Section 5.c or 5.e, the Company (A) shall pay Employee, within ten (10) business days after such termination, a lump sum payment equal to two times the greater of (i) the sum of the Base Salary and the amount of any Bonus paid or payable during the remainder of the Term or (ii) the sum of the Base Salary and the amount of any Bonus paid or payable to Employee during the twelve (12) months preceding the month during which such termination occurs and (B) shall pay the full cost of Employee's continued participation in the Company's group health and dental insurance plans for so long as Employee remains entitled to continue such participation under COBRA or any successor law and the applicable plan terms.

          ii. Notwithstanding the foregoing, the payments and benefits to which Employee would be entitled pursuant to Section 5.g.i as a result of a Change of Control shall be reduced to the maximum amount for which the Company will not be limited in its deduction pursuant to Section 280G of the Internal Revenue Code or any successor provision. Any such reduction shall be applied to the amounts due under Section 5.g.i as Employee may reasonably determine or, if Employee fails to make such determination promptly following notice from the Company, as the Company may reasonably determine.

          The limitations of the immediately preceding paragraph shall not apply if (A) the present value, net of all federal, state and other income and excise taxes, of all payments and benefits to which Employee is entitled hereunder without such limitations exceeds (B) the present value, net of all federal, state and other income and excise taxes, of all payments and benefits to which Employee would be entitled hereunder if such limitations applied.

          iii. A Change of Control shall be deemed to take place if after the Effective Date: (A) within twenty-four (24) months after the commencement of a tender offer or exchange offer for voting securities of the Company (other than by the Company or any of its Affiliates), the individuals who were directors of the Company immediately prior to the commencement of such offer shall cease to constitute a majority of the Board; or (B) the stockholders of the Company approve a merger or consolidation of the Company with any Person, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than seventy-five percent (75%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (C) there occurs a closing of a sale or other disposition by the Company of all or substantially all of the assets of the Company other than to any of its Affiliates or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates.

          iv. The Company shall promptly reimburse Employee for the amount of all reasonable attorneys' fees and expenses incurred by Employee in seeking to obtain or enforce any right or benefit provided Employee under this Section 5.g.

     h.   Post-Agreement Employment.  If Employee remains in the employ of the
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Company or any of its Affiliates following the end of the Term, then such employment shall be at will.

6.   Effect of Termination of Employment.  The provisions of this Section 6
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shall apply to any termination of employment hereunder, whether due to the expiration of the Term or pursuant to Section 5 or otherwise.

     a. Payment by the Company of any Base Salary, pro-rated Bonus or contributions to the cost of Employee's continued participation in the Company's group health and dental plans or of out placement services that may be due Employee in each case under the applicable termination provision of Section 5 hereof shall constitute the entire obligation of the Company to Employee. Employee shall promptly give the Company notice of all facts necessary for the Company to determine the amount and duration of its obligations in connection with any termination pursuant to Section 5.d, 5.e or 5.g.

     b.   Except for medical and dental plan coverage continued pursuant to
Section 5.d, 5.e or 5.g, benefits shall terminate pursuant to the term of the applicable benefit plans based on the date of termination of Employee's employment without regard to any continuation of Base Salary or other payment to Employee following such date of termination.

     c. The obligations of Employee set forth in Sections 4.e, 7 and 10 and in the Confidentiality and Inventions Agreement shall survive the termination of Employee's employment hereunder. Employee recognizes that, except as expressly provided in Section 5.d, 5.e or 5.g, as applicable, no compensation is earned after termination of employment.

7.   Restricted Activities.  In consideration of the terms of this Agreement,
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Employee agrees that some restrictions on Employee's activities during and after employment are necessary to protect the goodwill, confidential information and other legitimate interests of the Company and its Affiliates:

     a. Employee hereby acknowledges that the activities carried on by the Company and its Affiliates have worldwide business and commercial implications for the Company and its Affiliates, without geographic limit. In consideration of the payments set forth herein, Employee agrees not to engage, directly or indirectly, for a period of six (6) months following the termination of his employment for any reason whatsoever (the "Non-Competition Period"), in any line of business which competes in the United States with a line of business carried on by the Company or any of its Affiliates on the date of such termination, or any line of business in which the Company or any of its Affiliates, as of the date of such termination, has made definite plans to become engaged in the United States. Employee will be deemed to have engaged in such line of business if he participates therein as an employee, consultant, partner, proprietor or investor (provided that Employee shall not be deemed to have engaged in such line of business solely by reason of any passive equity investment in any entity that does not exceed 5% of the outstanding capital stock of such entity).

     b. Employee agrees that he shall not, during the Non-Competition Period, engage in any activity for the purpose of (i) inducing, diverting or taking away any employee of the Company or any of its Affiliates or (ii) inducing, diverting or taking away any consultant of the Company in a manner which would deprive the Company or any of its Affiliates of the consultant's services.

8.   Enforcement of Covenants.  Employee acknowledges and agrees that, were
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Employee to breach any of the covenants contained in Section 7 or in the Confidentiality and Inventions Agreement, the damage to the Company and its Affiliates would be irreparable, that the damage would be extremely difficult to ascertain, and that money damages alone would not be an adequate remedy. Accordingly, Employee agrees that the Company and its

Affiliates and their successors and assigns, in addition to any other remedies available to them, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by Employee of any of said covenants, without having to post bond. The parties further agree that, if any provision of Section 7 or of the Confidentiality and Inventions Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by applicable law.

9.   Conflicting Agreements.  Employee hereby represents and warrants that the
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execution of this Agreement and the performance of Employee's obligations hereunder will not breach or be in conflict with any other agreement to which Employee is a party or is bound and that Employee is not now subject to any covenants against competition, covenants of confidentiality or similar covenants with any person or entity other than the Company that would affect the performance of Employee's obligations hereunder. Employee shall not disclose to or use on behalf of the Company any proprietary information of any third party without such party's consent.

10.  Litigation Assistance.  Employee covenants and agrees that he shall, upon
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reasonable notice, during the Term and for three (3) full years after the expiration or termination of this Agreement, furnish such information and assistance to the Company as may be reasonably required by the Company in connection with any litigation in which it or any of its Affiliates is, or may become, a party. The Company shall reimburse Employee for all reasonable out-of-pocket expenses incurred by Employee in furnishing such information and assistance.

11.  Indemnification.  The Company shall indemnify and hold Employee harmless to
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the extent provided in its then-current Articles of Organization or By Laws. Employee agrees to promptly notify the Company of any actual or threatened claim arising out of or as a result of Employee's employment with the Company.

12.  Withholding.  All payments made by the Company under this Agreement shall
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be reduced by any tax or other amounts required to be withheld by the Company under applicable law.

13.  Assignment.  Neither the Company nor Employee may make any assignment of
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this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without the consent of Employee if the Company shall hereafter effect a reorganization, consolidate with or merge into any entity or transfer all or substantially all of its properties or assets to any entity. This Agreement shall inure to the benefit of and be binding upon the Company and Employee, their respective successors, executors, administrators, heirs and permitted assigns.

14.  Severability.  The terms of this Agreement are severable.  If any portion
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or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

15.  Notices.  Any and all notices, requests, demands and other communications
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provided for by this Agreement shall be in writing and shall be effective when delivered in person or deposited in the United States mail, postage prepaid, registered or certified, or by recognized overnight courier and addressed to Employee at Employee's last known address on the books of the Company or, in the case of the Company, at its principal place of business, attention of the Chairman, or to such other address as either party may specify by written notice to the other actually received.

16.  Entire Agreement; Amendment and Waiver.  This Agreement, together with the
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Confidentiality and Inventions Agreement and the Relocation Agreement, each of which is incorporated herein by reference, constitutes the entire agreement between the parties and supersedes all prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of Employee's employment, other than the Confidentiality and Inventions Agreement and the Relocation Agreement. This Agreement may be amended or modified only by a written instrument signed by Employee and by an expressly authorized representative of the Company. Employee and the Company agree that their respective rights and remedies against the other are cumulative and that they may be exercised singularly or collectively, successively or concurrently. A waiver of any violation or failure to enforce any provision of this Agreement shall not constitute a waiver of any rights under this Agreement with respect to any other or continued violation of any provision of this Agreement. Any waiver shall be enforceable only if in writing and signed by an expressly authorized representative of the Company and by Employee.

17.  Service as a Director.  Each of the Company and Employee acknowledges that
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each of the election or appointment of Employee as a member of the Board of Directors, Employee's status as a member of the Board of Directors and Employee's resignation or removal as a member of the Board of Directors is governed by the articles of organization and bylaws of the Company and by Massachusetts law, and shall not in any way affect, or be affected by, the terms of this Agreement.

18.  Headings, References and Counterparts.  The headings and captions in this
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Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement. References in this Agreement to Sections are references to the specified Sections of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

19.  Governing Law.  This is a Massachusetts contract and shall be construed and
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enforced under and be governed in all respects by the laws of the Commonwealth of Massachusetts, USA, without regard to the conflict of laws principles thereof. Employee and the Company consent to the exclusive jurisdiction of the state and federal courts of the Commonwealth of Massachusetts, USA.

Employee acknowledges that he has carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed upon Employee pursuant to Section 7 and pursuant to the Confidentiality and Inventions Agreement. Employee agrees that said restraints are necessary for the reasonable and proper protection of the Company and its Affiliates and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area.

IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company, by its duly authorized representative, and by Employee, effective as of the Effective Date.

EMPLOYEE:                       FTP SOFTWARE, INC.


----------------------------    By:
Glenn C. Hazard                    -----------------------------------------
                                Title:
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